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SHERB & CO. LLP — Offices in New York and Florida

March 16, 2012

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 15, 2012 of China Education Alliance, Inc. (the "Company") and are in agreement with the statements contained therein as they pertain to our firm. We have no basis to agree or disagree with other statements of the Company contained therein.

Sherb & Co., LLP

/s/ Sherb & Co., LLP
Certified Public Accountants